SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement of 2012 Fiscal Periods

As previously disclosed in Current Reports on Form 8-K, filed with the Securities and Exchange Commission on May 6, 2015 (the “May Form 8-K”) and October 26, 2015 (the “October Form 8-K” and, together with the May Form 8-K, the “Prior Form 8-Ks”), the Audit Committee of the Board of Directors (the “Audit Committee”) of Global Power Equipment Group Inc. (the “Company”), in consultation with its outside advisors and management, concluded that the Company’s financial statements for the annual periods ended December 31, 2014 and December 31, 2013 should not be relied upon.  The Prior Form 8-Ks further disclosed that the Company and its outside advisors would review the effect of the relevant accounting errors on the Company’s previously reported financial statements included in its Form 10-Ks for the years ended December 31, 2014 and 2013, and also determine whether other periods may have been impacted.  The Company has discovered similar accounting errors affecting the Company’s financial statements for the year ended December 31, 2012. The Company previously disclosed that it has certain material weaknesses in its internal control over financial reporting relating primarily to revenue recognition, work in progress, and warranty reserves. The errors identified in the Company’s 2012 financial statements relate to revenue recognition, cost of sales and warranty reserves.

On January 21, 2016, the Audit Committee, in consultation with its outside advisors and management, concluded that the financial statements for the annual period ended December 31, 2012 and for all quarterly periods contained therein should not be relied upon.  More specifically, the Company’s previously filed financial statements for 2012, including (i) all corresponding financial statement information, management’s reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, (ii) all related earnings releases, press releases and other shareholder communications, (iii) the auditor’s reports on the Company’s financial statements for 2012, and (iv) the auditor’s reports on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2012, should not be relied upon.

The Company intends to present its restated consolidated financial statements and related consolidated financial information on an annual and quarterly basis in an amendment to its 2014 annual report on Form 10-K (the “Amended Form 10-K”). It is currently anticipated that the selected financial data contained in Item 6 of the Amended Form 10-K will contain unaudited financial data for 2011 and 2010 that would be revised to address the same types of errors identified in the Company’s 2012 financial statements.  The Company has not yet determined the revisions to be made to the unaudited financial data for 2011 and 2010.

The Company has not finalized its financial results for the first three quarters of 2015 primarily because the restatement may impact those results. The Company intends to file its 2015 quarterly and annual financial results after it has completed the restatement and filed the Amended Form 10-K for the years referenced above.

Authorized officers of the Company and members of the Audit Committee have advised BDO USA, LLP (“BDO”), the Company’s independent registered public accounting firm for the financial statements to be included in the Amended Form 10-K, of the matters described above. However, BDO continues to evaluate these matters.

Special Committee

As previously announced, an independent special committee (the “Special Committee”) of the Board of Directors of the Company was formed in May 2015 to review the facts and circumstances relating to the Company’s restatement of certain of its historical financial results and any related matters.  The Special Committee engaged independent counsel, and counsel engaged outside forensic accountants to assist in the review.  The Special Committee has now completed its investigation.   During the course of its investigation, the Special Committee identified additional potential accounting errors that the Company is assessing in connection with its restatement.  Based on the evidence considered, the Special Committee did not find any intentional misconduct or fraud in connection with the preparation of the financial information that the Company intends to restate.  On January 13, 2016, the Special Committee reviewed its proposed findings with the Board of Directors and proposed certain recommendations.  On January 15, 2016, the Board of Directors unanimously voted to accept the Special Committee’s findings and recommendations.  Counsel has met with the Staff of the Securities and Exchange Commission to brief them on the Special Committee’s work and the status of the restatement.

Since the fiscal periods in which the accounting errors occurred, the Board of Directors, the Audit Committee, and management have taken and continue to take meaningful steps to enhance internal controls and procedures and to strengthen the Company’s financial reporting and accounting functions.  In addition, within the past 12 months, the Company has undergone significant changes in leadership, including the appointment of a new Chief Executive Officer and Senior Vice President of Finance (who is expected to assume the position of Chief Financial Officer upon conclusion of the restatement process) and the election of three new directors. The Company also has hired additional personnel and outside advisors to assist the Company during the restatement process.  The Company believes these changes will strengthen its accounting and financial reporting functions, will further compliance with filing obligations, and will provide a strong foundation for the future.

On January 13, 2016, one of the Company’s new directors, Mr. Robert B. Mills, was appointed as an additional member of the Company’s Audit Committee.  On January 20, 2016, Mr. Mills was appointed as the new Chairman of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2016

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Senior Vice President, Chief Administrative Officer,
General Counsel and Secretary